Exhibit 10.5

Explanatory Note: This document has been translated from the Chinese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Chinese-language original. Such Chinese-language original shall be the controlling document for all purposes.

MBS Store Cooperative Agreement

Party A: Autozi Auto New Retail (Anhui) Co., Ltd.

Legal representative: Houqi Zhang

Place of residence: Jinding 2401, 99 Jing Street, Fan Luoshan Street, Jinghu District, Wuhu City, Anhui Province

Party B: ***

Legal representative: ***

Place of residence: ***

1.	Cooperation Background

Party A, as a well-known brand enterprise in automotive aftermarket, is positioned as the operator of digital cloud platform of automotive industry supply chain. In 2021, Autozi will formally launch its new automotive retail platform project for the vehicle business, and will sign contracts and authorize multi-brand automobile 4S stores (i.e. MBS stores) to provide new vehicles to vehicle owners, attract customers to the stores through stable vehicle supply and online/offline marketing and promotion activities, enhance the comprehensive profitability of MBS stores and achieve the healthy growth.

Party B has the qualifications and the capacity of conducting vehicle sale and providing after-sale service, the fixed venue for delivery of new vehicles, and meets the requirements of delivery and after-sale of vehicles, and is willing to join Autozi’s national MBS brand authorization franchise service network.

2.	Cooperation Principles

Based on the abovementioned background and the strategic consensus of mutual benefit and customer supremacy, and in line with the principle of equality and mutual benefit, honesty and voluntariness, Party A and Party B aim to achieve resources sharing, complementary advantages and synergetic development. In compliance with relevant state laws, regulations and supervision requirements, both Parties carry out joint operational activities and business cooperation with surrounding vehicle owners. After friendly consultation, the Parties reach and sign the following agreement.

3.	Pattern of Cooperation

1)	Upon the signing of this agreement, Party A shall authorize Party B to join Autozi’s national MBS brand authorization franchise service network.

2)	As a brand operator, Party A is responsible for the online/offline marketing and promotion of automotive brands of Party A and Party A’s partners.

3)	As the franchise service network of Party A, Party B shall provide clues for transactions of vehicles of Party A and Party A’s partners, track the deals and provide necessary deliveries.

4)	Party A shall pay service fee to Party B for sales of vehicles in accordance with the policies as previously agreed.

4.	The Rights and Obligations for Both Parties

1)	Party A provides the qualified MBS stores with a stable source of vehicles and continuous online/offline marketing activities.

2)	In accordance with Party A’s requirements, Party B shall reconstruct the store based on the current image of its operation place to meet the standards of MBS store authorization.

3)	Within ten working days upon the execution of this agreement, Party B shall pay Party A RMB*** as related fees applicable to the franchise and brand.

Account Name: Autozi Auto New Retail (Anhui) Co., Ltd.

Company Account Number: ***

Bank Branch: ***

5.	Confidentiality

The Parties shall keep confidential from a third party the trade secrets of the other Party known to them due to cooperation, including, without limitation, customer information, business plans, solutions and technical plans and other information that is not public knowledge, except for information that may be made public with prior written consent of the other Party. Either Party undertakes not to use the business plans, schemes and models of the other Party known to it during the course of the Cooperation for any purpose other than the Cooperation.

6.	Liability for Breach of Contract

1)

After the effectiveness of this Agreement, failure on the part of any Party to perform or fully perform its obligations hereunder or violation of its covenants or warranties shall be deemed as a breach.

2)

Party A shall have the right to supervise the use by Party B of Party A’s trademark, tradename or logo and request Party B to rectify its breach. If Party B refuses to make the rectification, Party A shall have the right to take action against Party B’s liabilities for breach and request Party B to indemnify Party A for the losses suffered thereby.

3)

The Breaching Party shall bear the liabilities for breach of contract to the non-breaching Party and indemnify the non-breaching Party for all losses caused by its breach of contract. The losses set forth herein shall include, without limitation, all economic losses, attorneys’ fee, investigation cost, reminder cost, litigation cost and all other costs caused by breach of contract.

7.	Dispute Resolution

Any dispute arising during the cooperation shall be solved by the parties through friendly consultation. If no agreement can be reached through consultation, any party may file a lawsuit to the competent people’s court located at the place of the plaintiff.

8.	Miscellaneous

1)	Other matters uncovered in the Agreement shall be separately negotiated and supplementary agreements shall be signed. The supplementary agreements shall have the same legal effect as this Agreement.

2)	This Agreement shall come into effect as of the date of execution and remain valid for two years, commencing from June 6, 2022 and expiring on June 5, 2024.

3)	This Agreement shall be executed in duplicate and each party shall hold one copy with the same legal effect.

(No text hereinbelow)

Party A (seal):

Legal representative/authorized representative: (signature)

Date: 06/06/2022

Party B (seal):

Legal representative/authorized representative: (signature)

Date: 06/06/2022